                                                                    EXHIBIT 12.1

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                  For the Nine
                                                  Months Ended               For the Years Ended
                                                 September 30,                   December 31,
                                                 -------------------------------------------------------
                                                  2004    2003    2003    2002    2001    2000     1999
                                                 -------------------------------------------------------
                                                                  (Millions, except ratios)
Earnings as Defined in Regulation S-K (A):

Pre-tax Income from Continuing Operations        $ 476   $ 278   $ 376   $ 320   $ 324   $  994   $1,163
Fixed Charges                                      273     293     390     408     461      447      442
                                                 -------------------------------------------------------
Total Earnings                                   $ 749   $ 571   $ 766   $ 728   $ 785   $1,441   $1,605
                                                 =======================================================

Fixed Charges as Defined in Regulation S-K (B)

Interest Expense                                 $ 273   $ 290   $ 390   $ 406   $ 458   $  444   $  440
Interest Factor in Rentals                          --       3      --       2       3        3        2
                                                 -------------------------------------------------------
Total Fixed Charges                              $ 273   $ 293   $ 390   $ 408   $ 461   $  447   $  442
                                                 =======================================================
Ratio of Earnings to Fixed Charges                2.74    1.95    1.96    1.78    1.70     3.22     3.63
                                                 =======================================================
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(A)  The term "earnings" shall be defined as pre-tax income from continuing operations. Add to pre-tax income the amount of fixed charges adjusted to exclude the amount of any interest capitalized during the period.

(B) Fixed Charges represent (a) interest, whether expensed or capitalized, (b) amortization of debt discount, premium and expense and (c) an estimate of interest implicit in rentals.